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                                                                EXHIBIT 23.2

                            INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Pomeroy Computer Resources, Inc. on Form S-1 of our report dated March 24, 1994, with respect to the financial statements of Pomeroy Computer Resources, Inc. for the year ended January 5, 1994, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

\s\ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Cincinnati, Ohio
May 30, 1996